                             AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              THE COMPOSITE FUNDS

     THIS AGREEMENT AND DECLARATION OF TRUST made in Boston, Massachusetts this 19th day of September, 1997 by the Trustee hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided:

     WITNESSETH that

     WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby direct that this Agreement and Declaration of Trust be filed with the Secretary of State of The Commonwealth of Massachusetts and with the Clerk of every city or town where such association or trust has a usual place of business, and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this trust as hereinafter set forth.

                                   ARTICLE I
                              Name and Definitions

     Section 1.  This Trust shall be known as The Composite Funds, and the
     ---------
Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. Definitions.  Whenever used herein, unless otherwise required by
     ---------  -----------
the context or specifically provided

     (a) "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (b) "Trustees" refers to the Trustee of the Trust named in Article IV hereof or any Trustees elected in accordance with such Article;

     (c) "Shares" means the equal proportionate units or interests into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust (or in the property belonging to any Series allocable to any Class of that Series) (as the context may require) shall be divided from time to time;

     (d) "Shareholder" means a record owner of Shares;

     (e) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) The terms "Commission" and "principal underwriter" shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" and "this Declaration" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

     (h) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time;

     (i) "Series Company" refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

     (j) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article III; and

     (k) "Class" refers to any Class of Shares of a Series established and designated under or in accordance with the provisions of Article III. The Shares of a Class shall represent a subset of Shares of a Series and the Shares of each Class, together with the Shares of all other Classes of the same Series, shall constitute all Shares of that Series.

                                   ARTICLE II
                                Purpose of Trust

     The purpose of the Trust is to provide investors a managed investment primarily in securities (including options), debt instruments, money market instruments, commodities, commodity contracts and options thereon.

                                  ARTICLE III
                                     Shares

     Section 1.  Division of Beneficial Interest.  The beneficial interest in
     ---------   -------------------------------
the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have the voting rights as provided in Article V hereof, and holders of the Shares of any Series or Class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in
Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series and Class with respect to dividends or distributions upon termination of the Trust or of such Series or Class made pursuant to Article IX,
Section 4 hereof. Unless the Trustees have authorized the issuance of Shares of a Series in two or more Classes, all dividends and distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or on the date of termination, as the case may be. The Trustees may from time to time divide or combine the Shares of any particular Series or Class into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest of the Shares of that Series or Class in the assets belonging to that Series (or allocable to the Shares of that Class) or in any way affecting the rights of Shares of any other Series or Class.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded
     ---------   -------------------
on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.

     Section 3.  Investments in the Trust.  The Trustees shall accept
     ---------   ------------------------
investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

     Section 4.  Status of Shares and Limitation of Personal Liability.  Shares
     ---------   -----------------------------------------------------
shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners of each other. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 5.  Power of Trustees to Change Provisions Relating to Shares.
     ---------   ---------------------------------------------------------
Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or
(ii) designating and establishing Series or Classes in addition to the Series or Classes established in Section 6 of this Article III; provided that before adopting any such amendment in clause (i) without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series or Class of Shares in addition to the Series or Classes established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series or Class, or as otherwise provided in such instrument.

     Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

     (a) create one or more Series or Classes of Shares (with respect to or in addition to any Series or Classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine, and reclassify any or all outstanding Shares as shares of particular Series or Classes in accordance with such eligibility requirements;

     (b) amend any of the provisions set forth in paragraphs (a) through (j) of
Section 6 of this Article III;

     (c) combine one or more Series or Classes of Shares into a single Series or Class on such terms and conditions as the Trustees shall determine;

     (d) change or eliminate any eligibility requirements for investment in Shares of any Series or Class, including without limitation the power to provide for the issue of Shares of any Series or Class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

     (e) change the designation of any Series or Class of Shares;

     (f) change the method of allocating dividends among the various Series and Classes of Shares;

     (g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or Classes of Shares;

     (h) specifically allocate assets to any or all Series or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes; or

     (i) divide one or more Series of Shares into one or more Classes on such terms and conditions as the Trustees may determine.

     Section 6.  Establishment and Designation of Series.  Without limiting the
     ---------   ---------------------------------------
authority of the Trustees set forth in Section 5, inter alia, to establish and
                                                  ----- ----
designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "Composite Bond & Stock Fund," the "Composite Growth & Income Fund," the "Composite Income Fund," the "Composite Cash Management Company Money Market Fund," the "Composite Northwest Fund," the "Composite Cash Management Company Tax-Exempt Money Market Fund," the "Composite Tax-Exempt Bond Fund," and the "Composite U.S. Government Securities Fund" shall be, and hereby are, established and designated as separate Series of the Trust.

     Shares of each Series established in this Section 6 shall have the following relative rights and preferences:

     (a) Assets Belonging to Series.  All consideration received by the Trust
         --------------------------
for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the

Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) Liabilities Belonging to Series.  The assets belonging to each
         -------------------------------
particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

     (c) Dividends, Distributions, Redemptions, and Repurchases.
         ------------------------------------------------------
Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

     (d) Voting.  Notwithstanding any of the other provisions of this
         ------
Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted with other Series or Classes entitled to vote on such matters as a single class, unless otherwise required by the 1940 Act or other applicable law or as specifically required under this Declaration or the Bylaws or as otherwise determined by the Trustees.

     (e) Equality.  All the Shares of each particular Class of a Series shall
         --------
represent an equal proportionate interest in the assets and liabilities belonging to that Series allocable to that Class and all Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series.

     (f) Fractions.  Any fractional Share of a Series or Class shall carry
         ---------
proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

     (g) Exchange Privilege.  The Trustees shall have the authority to provide
         ------------------
that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

     (h) Combination of Series.  The Trustees shall have the authority, without
         ---------------------
the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or Classes into assets and liabilities belonging to a single Series or Class.

     (i) Elimination of Series.  At any time that there are no Shares
          ---------------------
outstanding of any particular Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III.

     (j) Assets and Liabilities Allocable to a Class.  The assets and
          -------------------------------------------
liabilities belonging to a Series shall be fully allocated among all the Classes of that Series. For purposes of determining the assets and liabilities belonging to a Series which are allocable to a Class of that Series, subject to the provisions of paragraph (g) of Section 5 of this Article III, the provisions of paragraphs (a) and (b) of this Section 6 shall apply, mutatis mutandis, as if
                                                         ------- --------
each Class were a Series.

     Section 7.  Indemnification of Shareholders.  In case any Shareholder or
     ---------   -------------------------------
former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 8.  No Preemptive Rights.  Shareholders shall have no preemptive or
     ---------   --------------------
other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 9.  Derivative Claims.  No Shareholder shall have the right to
     ---------   -----------------
bring or maintain any court action, proceeding or claim on behalf of this Trust or any Series without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or Series would otherwise result. Such demand shall be mailed to the Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a Series shall be subject to the right of the Shareholders under Article V, Section 1 hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.


                                   ARTICLE IV
                                  The Trustees

     Section 1.  Election and Tenure.  The initial Trustee shall be Monte D.
     ---------   -------------------
Calvin. Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor.
Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

     Section 2.  Effect of Death, Resignation, Etc. of a Trustee.  The death,
     ---------   -----------------------------------------------
declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

     Section 3.  Powers.  Subject to the provisions of this Declaration of
     ---------   ------
Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees);

they may remove from their number with or without cause; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; they may retain a transfer agent or a shareholder servicing agent, or both; they may provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; they may set record dates for the determination of Shareholders with respect to various matters; and in general they may delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

     (a) To invest and reinvest cash, and to hold cash uninvested;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

     (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

     (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) To borrow funds or other property;

     (k) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

     (m) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     (n) To enter into forward commitments, futures contracts and swap contracts and to buy and sell options on futures contracts or swap contracts and to buy and or to enter into transactions with respect to any other securities or derivative instruments.

     (o) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Act may engage.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     Section 4.  Payment of Expenses by the Trust.  The Trustees are authorized
     ---------   --------------------------------
to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 5.  Payment of Expenses by Shareholders.  The Trustees shall have
     ---------   -----------------------------------
the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 6.  Ownership of Assets of the Trust.  Title to all of the assets
     ---------   --------------------------------
of the Trust shall at all times be considered as vested in the Trustees.

     Section 7.  Advisory, Management and Distribution Contracts.  Subject to
     ---------   -----------------------------------------------
such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with Composite Research & Management Co. or any other partnership, corporation, trust, association or other organization (the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Composite Funds Distributor, Inc. or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor, principal underwriter or placement agent for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, placement agent, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or placement agreement, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

     (ii) any partnership, corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or placement agreement, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE V
                    Shareholders' Voting Powers and Meetings

     Section 1.  Voting Powers.  The Shareholders shall have power to vote only
     ---------   -------------
(i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8, (iii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series to the extent and as provided in Article IX, Section 4, and (v) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.
A proxy purporting to be
executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or Class are outstanding, the Trustees may exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and may with respect to that Series or Class take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders.

     Section 2.  Voting Power and Meetings.  Meetings of the Shareholders may be
     ---------   -------------------------
called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 3.  Quorum and Required Vote.  Except when a larger quorum is
     ---------   ------------------------
required by law, by the Bylaws or by this Declaration of Trust, 10% of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or Class is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 10% of the Shares of each such class entitled to vote shall constitute a quorum at a Shareholder's meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect (as defined in Rule 18f-2 under the 1940 Act) the rights of any Series or Class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or class which are entitled to vote, voting separately, shall be required to decide such question.

     Section 4.  Action by Written Consent.  Any action taken by Shareholders
     ---------   -------------------------
may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) and/or holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.  Record Dates.  For the purpose of determining the Shareholders
     ---------   ------------
of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such a meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or Class for all or any part of the period between a record date and a meeting of shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

     Section 6.  Additional Provisions.  The Bylaws may include further
     ---------   ---------------------
provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI
           Net Income, Distributions, and Redemptions and Repurchases

     Section 1.  Distributions of Net Income.  The Trustees may each year, or
     ---------   ---------------------------
more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, some or all of the net income attributable to the assets belonging to such Series or Class, and may from time to time distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, after providing for actual and accrued expenses and liabilities of such Series or Class, such additional amounts as they may authorize, but only from the assets belonging to such Series (or allocable to such Class). All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders and recorded on the books of the Trust at the date and time of record established for that payment of such dividend or distributions.

     The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or Class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income of any Series or Class and determinations of income, asset values, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     If, for any reason, the net income of any Series or Class determined at any time is a negative amount, in the discretion of the Trustees the pro rata share of such negative amount allocable to each Shareholder of such Series or Class may constitute a liability of such Shareholder to that Series or Class which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or Class in the account of such Shareholder, or (z) otherwise.

     Section 2.  Redemptions and Repurchases.  The Trust shall purchase such
     ---------   ---------------------------
Shares as offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the Bylaws, the 1940 Act and the rules of the Commission. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made or in accordance with such other procedures, consistent with the 1940 Act and the rules of the Commission, as the Trustees may from time to time authorize. The obligation set forth in this Section 2 is subject to the provision that in the event that at any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

     The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interests of the remaining Shareholders of the Series or Class the Shares of which are being redeemed. In making any such payment wholly or partly in kind, the Trust shall, so far as may be practicable, deliver assets which approximate the diversification of all of the assets belonging at the time to the

Series or Class the Shares of which are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

     Section 3.  Redemptions at the Option of the Trust.  The Trust shall have
     ---------   --------------------------------------
the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 2 of this Article VI: (I) if at such time such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or Class.

                                  ARTICLE VII
              Compensation and Limitation of Liability of Trustees

     Section 1.  Compensation.  The Trustees as such shall be entitled to
     ---------   ------------
reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Trust.

     Section 2.  Limitation of Liability.  The Trustees shall not be responsible
     ---------   -----------------------
or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                Indemnification

     Section 1.  Trustees, Officers, Etc.  The Trust shall indemnify each of its
     ---------   -----------------------
Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking,
(b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

     Section 2.  Compromise Payment.  As to any matter disposed of (whether by a
     ---------   ------------------
compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 3.  Indemnification Not Exclusive.  The right of indemnification
     ---------   -----------------------------
hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

     Section 4.  Shareholders.  In case any Shareholder or former Shareholder
     ---------   ------------
shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular Series of Shares of which he or she is or was a Shareholder.

                                  ARTICLE IX
                                 Miscellaneous

     Section 1.  Trustees, Shareholders, Etc. Not Personally Liable; Notice.
     ---------   ----------------------------------------------------------
All persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or to the assets of that particular Series for payment under such credit, contract or claim; and neither Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of

Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

     Section 2.  Trustee's Good Faith Action, Expert Advice, No Bond or Surety.
     ---------   -------------------------------------------------------------
The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 3.  Liability of Third Persons Dealing with Trustees.  No person
     ---------   ------------------------------------------------
dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 4.  Termination of Trust or Series.  Unless terminated as provided
     ---------   ------------------------------
herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 50% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of at least 50% of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series.

     Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination.

     Section 5.  Merger and Consolidation.  The Trustees may cause the Trust to
     ---------   ------------------------
be merged into or consolidated with another trust or company or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of a majority of the outstanding Shares, as such phrase is defined in the 1940 Act; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a merger, consolidation or share exchange.

     Section 6.  Filing of Copies, References, Headings.  The original or a copy
     ---------   --------------------------------------
of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.  Applicable Law.  This Declaration of Trust is made in The
     ---------   --------------
Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     Section 8.  Amendments.  This Declaration of Trust may be amended at any
     ---------   ----------
time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote, except that amendments described in Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

     IN WITNESS WHEREOF, the initial Trustee as aforesaid does hereto set his hand this 19th day of September, 1997.



                              MONTE D. CALVIN
                              --------------------------------
                              Monte D. Calvin
                              Initial Trustee
                              Dated: September 19, 1997


The address of the Trust is:

                              601 West Main Avenue, Suite 801
                              Spokane, Washington  99201-0613


The address of the Initial Trustee is c/o:

                              Murphey Favre Securities
                              601 West Main Avenue, Suite 801
                              Spokane, Washington  92201-0613


The Trust's resident agent is:

                              CT Corporation System:
                              2 Oliver Street
                              Boston, MA  02109

The address of the Initial Trustee is c/o

                              Murphey Favre Securities
                              601 West Main Avenue, Suite 801
                              Spokane, Washington 92201-0613

The Trust's resident agent is:

                              CT Corporation System:
                              2 Oliver Street
                              Boston, MA 02109